ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

DATE:	April 30, 2007

TO:	Greenpoint Mortgage Funding Trust Mortgage Pass-Through Certificates,
Series 2007-AR2
c/o U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
("Party B")

FROM:	ABN AMRO BANK N.V.
199 Bishopsgate,
London EC2M 3XW,
United Kingdom
Attention: Fixed Income Derivatives Documentation
Telex: 887366 Answerback: ABNALN G
Fax: 44 20 7857 9428
Telephone: 44 20 7678 3311
Electronic Messaging System Details: Swift ABNA GB 2L
("Party A")

RE:	Interest Rate Cap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of April 30, 2007, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30
1.	The Cap Transaction to which this Confirmation relates is a Rate Cap Transaction, the terms of which are as follow:

General Terms

Trade Date:	April 23, 2007

Effective Date:	March 25, 2010

Termination Date:	February 25, 2012, subject to adjustment in accordance with the Following Business Day Convention

Notional Amount:	With respect to each Calculation Period, as set out in Schedule A attached hereto.

Fixed Amounts (Premium):

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	April 30, 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:
USD 210,000; Lehman Brothers Holdings Inc. shall pay to Party A the Fixed Amount on or prior to April 30, 2007. This amount and other related payments due on the same date is reflected in the net amount of $1,472,000 payable to Lehman Brothers Holding Inc. by Party A, payable on ABN swap contract number 5948839.

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on May 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Floating Rate Payer Period End Date.

Cap Rate	With respect to each Calculation Period, as set out in Schedule A attached hereto.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One (1) month

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

	Spread:	None

	Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

Business Days:
Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office is located or (2) the States of New York, Massachusetts, Minnesota or California are closed.

2.	Procedural Terms:

	Calculation Agent:	Party A

	Offices:	The Office of Party A for this Cap Transaction is New York.

Account Details:

	Payments to Party A:	ABN AMRO Bank N.V., New York, ABNAUS33 CHIPS 007535 ABA No. 026009580 A/C Name: ABN Amro Bank N.V., London A/C No. /661001036741 Ref. DCM:

	Payments to Party B:	U.S. Bank Corporate Trust Services ABA# 091-000-022 DDA# 173-103-321-118 Ref: GPMF 2007-AR2 // Interest Rate Cap Account Attn: James Byrnes

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning to us by fax/telex to ABN AMRO Bank N.V. to the attention of Derivatives Documentation Unit:
Fax Number              :0044 207 8579428/9430
Telephone Number :0044 207 6783311/3196

ABN AMRO BANK N.V., LONDON BRANCH

By: ________________________________________
     Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST, GREENPOINT MORTGAGE FUNDING TRUST MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2

By:________________________________
Name:
Title:

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

SCHEDULE A to the Confirmation dated as of April 30, 2007,
Re: Reference Number: 5948816

Amortization Schedule, *subject to adjustment in accordance with the Following Business Day Convention

*Calculation Period from and including	*Calculation Period up to but excluding	Notional Amount (USD)	Cap Rate
March 25, 2010	April 25, 2010	117,971,300.00	6.75000
April 25, 2010	May 25, 2010	114,536,977.00	6.75000
May 25, 2010	June 25, 2010	111,182,701.00	6.75000
June 25, 2010	July 25, 2010	107,926,657.00	6.75000
July 25, 2010	August 25, 2010	104,765,967.00	6.75000
August 25, 2010	September 25, 2010	101,697,840.00	6.75000
September 25, 2010	October 25, 2010	98,719,565.00	6.75000
October 25, 2010	November 25, 2010	95,828,510.00	6.75000
November 25, 2010	December 25, 2010	93,022,122.00	6.75000
December 25, 2010	January 25, 2011	90,297,919.00	6.75000
January 25, 2011	February 25, 2011	87,653,497.00	6.75000
February 25, 2011	March 25, 2011	85,086,518.00	6.75000
March 25, 2011	April 25, 2011	82,594,714.00	6.75000
April 25, 2011	May 25, 2011	80,175,884.00	6.75000
May 25, 2011	June 25, 2011	77,827,891.00	6.75000
June 25, 2011	July 25, 2011	75,548,660.00	6.75000
July 25, 2011	August 25, 2011	73,336,177.00	6.75000
August 25, 2011	September 25, 2011	168,565,031.00	6.75000
September 25, 2011	October 25, 2011	163,628,515.00	6.75000
October 25, 2011	November 25, 2011	158,836,567.00	6.75000
November 25, 2011	December 25, 2011	154,184,954.00	6.75000
December 25, 2011	January 25, 2012	149,669,566.00	6.75000
January 25, 2012	February 25, 2012	145,286,413.00	6.75000